STRATEGY SHARES

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and [Participant] (the “Participant”) and is subject to acceptance by Citibank N.A. (the “Index Receipt Agent”) as custodian and index receipt agent for Strategy Shares (the “Trust”).

The Distributor provides services as principal underwriter of each series of the Trust (each such series a “Fund” and collectively, the “Funds”) acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (“Fund Shares”). The Index Receipt Agent serves as the index receipt agent for each Fund. This Agreement applies to all current and future Funds of the Trust.

Capitalized terms used but not defined herein are defined in the current prospectus, as it may be supplemented or amended from time to time, for each Fund included in the Trust’s registration statement on Form N-1A, as it may be amended from time to time or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process”), or (ii) outside the Clearing Process through The Depository Trust Company (“DTC”).

The parties hereto agree as follows:

1. STATUS OF PARTICIPANT

(a) The Participant hereby represents and warrants that it is, and during the term of this Agreement will continue to be, a participant in DTC (“DTC Participant”) and that, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”) placed through the Clearing Process, it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS. The Participant may place Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchases and redemptions in the Prospectus and this Agreement. If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNS, the Participant shall promptly notify the Distributor and Index Receipt Agent in writing of the change in status or eligibility, and if such change results in Participant’s ineligibility to continue as an authorized participant of the Funds, then this Agreement will automatically terminate upon receipt of such notice.

(b) The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the FINRA “Conduct Rules” and the securities laws of any jurisdiction in which it sells Fund Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Fund Shares; and (iii) not offer or sell Fund Shares of any Fund in any state or jurisdiction where such Fund Shares may not lawfully be offered and/or sold.

The Participant shall promptly notify the Distributor and Index Receipt Agent in writing of any change in the foregoing status of Participant and this Agreement will automatically terminate upon receipt of such notice.

(c) In the event Fund Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Fund Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Fund Shares.

(d) The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Fund Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Fund Shares, whether or not participating in the distribution of Fund Shares, are generally required to deliver a Prospectus.

(e) The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have

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to its customers, the Participant will assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments hereto. The Participant and the Distributor each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b) Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c) The Participant acknowledges that upon submission, an Order shall be irrevocable and that the Distributor and the Trust have and reserve the right to reject an Order or suspend sales of Fund Shares in accordance with the terms of the Prospectus.

(d) With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, distribution, or other corporate action paid to it, or to a party for which it is acting, in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Participant also agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant, or any party for which it is acting, by an amount equal to any dividend, distribution, or other corporate action to be paid in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, any dividend, distribution, or other corporate action paid to the Fund in

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respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant, or any party for which it is acting, will be returned to the Participant.

3. AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Orders submitted through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Index Receipt Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or, if prepared by the Participant, are consistent in all material respects with the Prospectus, and have been approved by the Distributor in writing prior to use and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable FINRA Conduct Rules. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA Conduct Rules and other applicable laws, rules and regulations.

5. TITLE TO SECURITIES; RESTRICTED SHARES

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The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Instruments delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Instruments, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6. BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the Settlement Date, by means satisfactory to the Trust, and in accordance with the provisions of the Prospectus, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Amount next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Amount. The Participant hereby agrees to ensure that the Cash Amount will be received by the issuing Fund in accordance with the terms of the Prospectus, but in any event on or before the Settlement Date, and in the event payment of such Cash Amount has not been made in accordance with the provisions of the Prospectus or by such Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian, or any sub-custodian, to the Participant for payment of the amounts due and owing for the Cash Amount. Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Instruments, which shall be the sole responsibility of the Participant.

7. ROLE OF PARTICIPANT

(a) The Participant agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent of the Trust or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with a Fund or the Distributor, or their designees, concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Participant represents that from time to time it may be a Beneficial Owner (as

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that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Fund Shares with no input from the Participant. The Distributor, as attorney and proxy for Participant under this paragraph: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon the termination of the Agreement.

(d) The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

 8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Distributor, or the Index Receipt Agent, the Participant shall deliver to the Funds and the Distributor, with copies to the Index Receipt Agent, a certificate in the format of Annex I to this Agreement, duly certified by a duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Index Receipt Agent, and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Index Receipt Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Distributor, with a copy to the Index Receipt Agent, and such notice shall be effective upon receipt by the Funds, the Distributor, and the Index Receipt Agent.

(b) The Distributor shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Distributor, and Index Receipt Agent issued by Participant through an Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the

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Funds, Distributor, and Index Receipt Agent. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Distributor. If an Authorized Person’s PIN Number is compromised, the Participant shall promptly contact the Distributor in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Distributor will promptly issue a PIN Number when the Participant adds an Authorized Person and will promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c) The Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Index Receipt Agent, or the Funds shall be liable, absent willful misconduct, for losses incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Index Receipt Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

9. REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(b) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

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10. BENEFICIAL OWNERSHIP

The Participant represents and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Instruments as a dealer and as inventory in connection with its market making activities.

A Fund, the Distributor, and the Index Receipt Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Instruments, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

11. OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act, due to ownership of Fund Shares.

12. INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that

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relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete an Order that has been accepted.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and its respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Distributor Indemnified Party”), from and against any Loss incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role under this Agreement.

(c) No indemnifying party shall be liable to or required to indemnify any indemnified party for any damages arising out of (i) mistakes or errors in data provided to the indemnifying party by an indemnified party, or (ii) interruptions or delays of communications caused by an indemnified party.

13. INFORMATION ABOUT DEPOSIT SECURITIES

As stated in the Prospectus, each Fund discloses through the NSCC and prior to the opening of the Exchange on each Business Day, the name and quantity of each security comprising the Creation Basket to be deposited with or delivered by each Fund in connection with in-kind purchases and redemptions of Creation Units.

14. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document and understands the terms thereof.

15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically the Prospectus to persons who have effectively consented to such electronic delivery. The Distributor will send consenting persons an e-mail message informing them that the Prospectus has been posted and is available on the Fund’s website, http://strategysharesetfs.com, and providing a hypertext link to the document. The electronic versions of the Prospectus will be in PDF format and can be downloaded and printed using Adobe Acrobat.

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By signing this Agreement, the Participant hereby consents to the electronic delivery of the Prospectus to the e-mail address set forth below the Participant’s signature on the signature page of this Agreement. The Participant understands that unless such consent is revoked, the Participant can obtain access to the Prospectus from the Distributor only electronically. The Participant can revoke its consent to electronic delivery of the Prospectus at any time by providing written notice to the Distributor. The Participant agrees to maintain its e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to electronically access the Prospectus.

16. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; traceable overnight mail (e.g., Federal Express); by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address, e-mail address, or facsimile number indicated below the signature line of each signatory.

17.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective on the date set forth below.

(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a material breach by the Participant of any provision of this Agreement. Neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement may be amended in writing signed by the parties hereto and subject to acceptance by the Index Receipt Agent. Notwithstanding the foregoing, this Agreement applies to each of the current and future Funds of the Trust, and no amendment to this Agreement will be required when the Trust creates or terminates Funds; provided, however, that notice of any such creation or termination of Funds shall be provided to the Participant.

18. TRUST AS THIRD PARTY BENEFICIARY

The Participant understands that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

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19. GOVERNING LAW

This section 19 shall survive the termination of this Agreement.

Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

20. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

[Signature page follows]

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The parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: __________________________________

Foreside Fund Services, LLC
By: __________________________________________
Name: Mark Fairbanks Title: President Address: Three Canal Plaza, Suite 100 Portland, Maine 04101 Telephone: (207) 553-7110 Facsimile: (207) 553-7151 Email: mfairbanks@foreside.com

[Participant] DTC/NSCC Clearing Participant Code:
By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

ACCEPTED BY:
Citibank, N.A., as Index Receipt Agent
By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

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ANNEX I

STRATEGY SHARES

AUTHORIZED PARTICIPANT AGREEMENT

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Strategy Shares Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to the Authorized Participant Agreement.

For each Authorized Person:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

The undersigned [name], [title], [Participant], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Strategy Shares Authorized Participant Agreement by and among Foreside Fund Services, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:

Date:
Name:
Title:

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